Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of October 1, 2007 (the “First Amendment”), is entered into by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation (“Parent Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower party to the Credit Agreement (as defined below) (each individually a “Subsidiary Borrower” and collectively the “Subsidiary Borrowers”; and together with the Parent Borrower, the “Borrowers”), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Credit Agreement (together with JPMCB, the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders, and JPMORGAN CHASE BANK, N.A., a national banking association, as collateral agent (the “Collateral Agent”) for the Lenders.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of February 16, 2007 (the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrowers a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000;

WHEREAS, the Borrowers have requested that the Lenders amend and supplement the Credit Agreement to reflect certain modifications to the Credit Agreement; and

WHEREAS, the Lenders have agreed to amend and supplement the Credit Agreement to reflect certain modifications to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used and not otherwise defined in this First Amendment are used as defined in the Credit Agreement.

Section 2.  Amendments to Credit Agreement.  Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

2.1  The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of Adjusted Eligible Accounts Receivable plus (b) 40% of Eligible Inventory, plus (c) the

Real Property Component, minus (d) the amount of the Environmental Reserve at such time, minus (e) the Carve-Out, minus (f) the Plan Reserve.  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.8 of the Agreement.  Subject to the limitations and requirements set forth in Section 9.10(a) of the Agreement, standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three (3) Business Days after delivery of notice thereof to the Borrowers.

2.2  Section 1.1 of the Credit Agreement is hereby amended by the addition of the following defined term “Plan Reserve” in proper alphabetical order:

“Plan Reserve” shall mean the amount of $10,000,000, provided that upon (i) entry by the Bankruptcy Court of a final order approving a disclosure statement filed by the Borrowers with respect to a plan of reorganization that provides for repayment in full of the Obligations; and (ii) presentation of documentation reasonably satisfactory to the Administrative Agent evidencing that the Borrowers have a binding commitment for exit financing necessary to consummate such plan of reorganization, then such amount shall be $0.00.

2.3  A new Section 5.12 of the Credit Agreement is hereby added immediately following Section 5.11 which section shall read as follows:

Section 5.12    Revised Plan.  If the Borrowers have not previously publicly announced an agreement in principle with both the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (“BCTGM”) and the International Brotherhood of Teamsters (“IBT”), in each case regarding modifications to the existing collective bargaining agreements with BCTGM and IBT, respectively, which provide for union alignment to a more capable and more cost-effective path-to-market, certain health and welfare concessions, and increased work rule flexibility, then, on or before December 1, 2007, the Borrowers shall deliver to the Administrative Agent and the Lenders a revised plan which details the Borrowers’ proposed strategy for maximizing the value of their estates, including, without limitation, through a sale of the Borrowers and/or their assets in their entirety, or in a series of transactions, and cash flows resulting from such transactions, which revised plan shall be in form and substance satisfactory to the Administrative Agent.

2.4  Section 6.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.17     Cash Restructuring Charges.  Each of the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will cause each of their respective Subsidiaries not to, incur cash restructuring charges for the fiscal period beginning December 17, 2006 and ending February 9,

2008 in an amount in excess of $23,000,000 (calculated as the amount expensed or accrued by the Borrowers or any of their Subsidiaries during such period on account of restructuring charges that will ultimately be settled via payment in cash or cash equivalents by the Borrowers or any of their Subsidiaries).  Borrowers shall provide documentation supporting such cash restructuring charges in form and substance reasonably satisfactory to the Administrative Agent concurrent with delivery of financial statements evidencing the incurrence thereof.

Section 3.  Effectiveness.  The effectiveness of this First Amendment is conditioned upon:  (i) the Administrative Agent’s receipt of executed counterparts of this First Amendment which, when taken together, bear the signatures of the Borrowers and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received written confirmation from such party of execution of a counterpart hereof by such party); and (ii) the Borrowers’ payment of (A) an amendment fee to the Administrative Agent for the respective accounts of the Lenders voting in favor of this First Amendment in the amount of 25 basis points of such Lenders’ Commitments, (B) all accrued and unpaid Fees due under and pursuant to the fee letter dated as of September 25, 2007 among the Borrowers, JPMCB and JPMSI, and (C) any unpaid balance of the fees and expenses due and payable by the Borrowers pursuant to the Loan Documents.  The amendments contemplated by this First Amendment shall be effective on the first Business Day on which the foregoing conditions are fully satisfied.

Section 4.  Representations and Warranties.  Each Borrower represents and warrants to the Lenders that:

4.1  After giving effect to the amendments contained herein and taking into account all prior written waivers and amendments in respect of the Credit Agreement, the  representations and warranties of the Borrowers contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

4.2  After giving effect to the amendments contained herein and taking into account all prior written waivers and amendments in respect of the Credit Agreement, (i) each Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement, and (ii) no Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this First Amendment.

Section 5.  Choice of Law. THIS FIRST AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

Section 6.  Full Force and Effect.  Except as specifically amended or waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this First Amendment need be made in any instrument or document at any time referring to the Credit Agreement, and a reference to the Credit Agreement in any such instrument or document shall be deemed a reference to the Credit Agreement as amended hereby.

Section 7.  Counterparts; Electronic Signatures.  This First Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.  The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 8.  Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first written.

BORROWERS:

INTERSTATE BAKERIES CORPORATION

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ARMOUR AND MAIN REDEVELOPMENT CORPORATION

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Treasurer

BAKER’S INN QUALITY BAKED GOODS, LLC

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Treasurer

IBC SALES CORPORATION

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Senior Vice President – Finance and Treasurer

IBC SERVICES, LLC

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Treasurer

IBC TRUCKING, LLC

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Treasurer

INTERSTATE BRANDS CORPORATION

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Senior Vice President – Finance and Treasurer

NEW ENGLAND BAKERY DISTRIBUTORS, L.L.C.

By:	/s/ J. Randall Vance
Name:	J. Randall Vance
Title:	Treasurer

LENDERS:

JPMORGAN CHASE BANK, N.A. Individually and as Administrative Agent and Collateral Agent

By:	/s/ Susan E. Atkins
Name:	Susan E. Atkins
Title:	Managing Director

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Thomas S. Leggett
Name:	Thomas S. Leggett
Title:	Authorized Signatory

THE FOOTHILL GROUP, INC.

By:	/s/ Dennis R. Ascher
Name:	Dennis R. Ascher
Title:	Senior Vice President

PROSPECT HARBOR CREDIT PARTNERS, LP

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

SANKATY HIGH YIELD PARTNERS II L.P.

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

BLACKPORT CAPITAL FUND LTD.

By:	/s/ [illegible]
Name:	[illegible]
Title:	[illegible]

CAPITAL SOURCE FINANCE LLC

By:	/s/ Akim Grate
Name:	Akim Grate
Title:	Portfolio Manager

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ John O’Dowd
Name:	John O’Dowd
Title:	Authorized Signatory

GRAND CENTRAL ASSET TRUST, BDC SERIES

By:	/s/ Molly Walter
Name:	Molly Walter
Title:	Attorney-In-Fact

DK ACQUISITION PARTNERS, L.P.

By: M.H. Davidson & Co., its General Partner

By:	/s/ Avram Friedman
Name:	Avram Friedman
Title:	General Partner

SPIRET IV LOAN TRUST 2003-B

By: Wilmington Trust Company not in its individual capacity but solely as trustee

By:	/s/ Rachel L. Simpson
Name:	Rachel L. Simpson
Title:	Sr. Financial Services Officer

HIGHLAND FLOATING RATE ADVANTAGE FUND

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer

HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Robert M. Reeg
Name:	Robert M. Reeg
Title:	Duly Authorized Signatory

SPCP GROUP, L.L.C.

By:	/s/ Richard Petrilli
Name:	Richard Petrilli
Title:	Authorized Signatory